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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Jefferies Group, Inc.:

     We consent to incorporation by reference in the Registration Statements No. 2-94727 dated December 6, 1984; No. 33-17065 dated September 8, 1987; No. 33-19741 dated January 21, 1988; No. 33-63418 dated May 27, 1993; No. 33-64490 dated June 15, 1993; No. 33-52139 dated February 3, 1994 and No. 33-54373 dated June 30, 1994, all on Form S-8, and No. 33-54265 dated July 14, 1994 on Form S-4 of Jefferies Group, Inc. of our report dated January 27, 1995, relating to the consolidated statements of financial condition of Jefferies Group, Inc. and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Jefferies
Group, Inc. Our report refers to a change in the method of accounting for income taxes in 1993.

                                          KPMG PEAT MARWICK LLP

Los Angeles, California
March 28, 1995